                                                                    EXHIBIT 32.2

      CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT
                                       TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Alaska Communications Systems Group, Inc. (the "Company") on Form 10-Q/A for the period ending September 30, 2003 (the "Report"), I, Kevin P. Hemenway, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: December 10, 2003             /s/ Kevin P. Hemenway
                                    ---------------------
                                    Kevin P. Hemenway
                                    Senior Vice President and
                                    Chief Financial Officer
                                    Alaska Communications Systems Group, Inc.